UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 9, 2005
Renal Care Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27640 (Commission File Number)	62-1622383 (I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 600, Nashville, Tennessee (Address of Principal Executive Offices)	37203 (Zip Code)
(615) 345-5500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
     Renal Care Group, Inc. (“RCG”) entered into a Dialysis Organization Agreement with Amgen USA, Inc. (“Amgen”) on December 9, 2005 (the “Agreement”). The Agreement sets forth the terms and conditions under which RCG will purchase Epoetin alfa (“EPOGEN”) and Darbepoetin alfa (individually, “Aranesp” and collectively with EPOGEN, the “Products”) from Amgen. The term of the Agreement commences January 1, 2006 and ends December 31, 2007.
     The Agreement provides for discount pricing for Aranesp and EPOGEN purchased by RCG and its affiliates. The parties have also provided for specific rebates and incentives with respect to the Products, subject to various qualification requirements for which RCG will be evaluated during the term of the Agreement. These qualification requirements are based on a variety of factors including patient outcomes targets, process improvement targets, data submission targets, volume growth of purchases of the Products by RCG and its affiliates and incentives calculated using a combination of these factors.
Item 9.01 Financial Statements and Exhibits.
     None.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAL CARE GROUP, INC.
By:	/s/David M. Dill
David M. Dill
Executive Vice President and Chief Financial Officer

Dated: December 14, 2005